CONFIDENTIAL TREATMENT*                                            EXHIBIT 10.4
* CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION. BRACKETS AND "+" HAVE BEEN USED TO IDENTIFY INFORMATION WHICH IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.


                               MARKETING AGREEMENT

         This Marketing Agreement (the "Agreement") is made by and between NFRONT, INC. ("nFront"), a Georgia corporation having its principal offices at 520 Guthridge Court, Suite 100, Norcross, Georgia 30092 and "BANCTEC, USA, INC." ("BancTec"), a Delaware corporation having its principal offices at 4851 LBJ Freeway, Dallas, Texas 75244, the Agreement to be effective the 1st day of March, 1999 (the "Effective Date"). This Agreement is separate and distinct from and is in addition to the Marketing Agreement entered into by and among the parties dated the nineteenth (19th) of January, 1999.

                              W I T N E S S E T H:

         WHEREAS, nFront is in the business of providing home banking and bill payment services through the Internet to customers of banks and other financial institutions; and

         WHEREAS, BancTec is in the business of providing transaction processing and other administrative and computer processing services to banks and financial institutions; and

         WHEREAS, BancTec desires to offer to its Customer Base (as hereinafter defined) and potential customers Internet home banking capabilities; and

         WHEREAS, nFront desires BancTec to offer nFront's proprietary Internet home banking system as more fully described in Exhibit A attached hereto (the "System") to BancTec's Customer Base and to potential Bank customers of BancTec;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   Definitions

1.1 As used in this Agreement, each of the following terms has the meaning set forth thereafter, such meaning to be equally applicable both to the singular and plural forms of the terms herein defined:

         (a) "Agreement" means this Marketing Agreement, together with all exhibits and schedules hereto now or hereafter signed by BancTec and nFront (all of which are herein incorporated by reference), as the same may be modified, amended or supplemented from time to time.

         (b) "Bank" means a financial institution that offers banking services to the general public.

         (c) "Customer Base" means those customers listed on Exhibit B attached hereto and any other Banks who become customers of BancTec during the Term of this Agreement.

         (d) "Documentation" means that portion of the System that provides installation and operating instructions for use of the System.

         (e) "End-User" means the ultimate user of the System.

         (f) "Generic Hardware" means computer equipment (and configurations thereof) that meets the specifications provided by nFront for use with the System.

         (g) "System" means nFront's proprietary Internet home and/or business banking system described on Exhibit A of this Agreement, including all future improvements, enhancements and modifications thereof, and all releases and upgrades related thereto.

         (h) "Sale" and "Resale" and any grammatical variant thereof shall mean and include, without limitation, sales, contracts for sale, conditional sales, installment sales, rentals, leases or licenses of software to Banks, and any other arrangement whereby the System is placed at the disposal of the Banks.


         (i) "Software" means that portion of the System that is comprised of computer applications programs intended to be processed in nFront's Internet Banking Center.



         (j) "Term" shall have the meaning set forth in Section 8.1 of this Agreement.


                                   ARTICLE II

                               BancTec Appointment

2.1 Appointment. During the Term of this Agreement, nFront hereby grants to BancTec the non-exclusive right to market and promote the System to its Customer Base and potential Bank customers of BancTec, and BancTec hereby accepts such appointment. BancTec may market and promote the System anywhere in the continental United States but shall have no right to market or promote the System outside the United States without prior written consent from nFront. BancTec understands, acknowledges and agrees that this appointment is non-exclusive as to both the System and the geographic area and that nFront may appoint itself or through other resellers or agents, resell or market the System in any geographic area. nFront expressly reserves the right to sell and deliver the System to any other entity, including Banks. BancTec shall market or promote the System only to Banks, and shall not market and promote the System to other parties providing core processing services to Banks, or to Bank service bureaus, software providers, other marketers of automated bank services or to any other buyer who intends, directly or indirectly, to resell or license the System except that BancTec may market and promote the System to entities that BancTec has licensed to use BancTec's Core Processing solution if BancTec has previously obtained nFront's written consent to do so. nFront agrees that its consent will not be unreasonably withheld. BancTec has no authority to appoint any associate marketers or subdealers of the System without nFront's consent. BancTec, in its sole discretion, will determine the manner in which BancTec markets and promotes the System to its Customer Base and the potential Bank Customers of BancTec. Any Banks that desire to purchase the System will enter into and sign an agreement directly with nFront. nFront will be solely responsible for invoicing the purchasers, collecting payment, and providing all installation, maintenance and support services to the purchasers.

         BancTec, in its sole discretion, will determine the manner in which BancTec markets and promotes the System to its Customer Base and the potential Bank customers of BancTec. Any Banks that desire to purchase the System will enter into and sign an agreement directly with nFront. nFront will be solely responsible for invoicing the purchasers, collecting payment, and providing all installation, maintenance and support services to the purchasers.

2.2 Relationship between nFront and BancTec. BancTec shall perform its obligations under this Agreement to market and promote the System as a principal for its own account and at its own expense and risk. This Agreement does not in any way create the relationship of principal and agent, or any similar relationship between nFront and BancTec, including, but not limited to that of joint ventures, partners or associates. BancTec is granted no right or authority hereunder to assume or create any obligation or responsibility for or on behalf of nFront or otherwise to bind or to use nFront's name other than as may be expressly authorized by nFront.

                                   ARTICLE III

        Promotion of Sales, Service and Training and Related Obligations

3.1 Marketing and Promotion. BancTec shall use its commercially reasonable efforts to market and promote the sale of the System by nFront, which commercially reasonable efforts shall include, but not be limited to, promotion of the System to the Customer Base and prompt performance of all of its obligations under this Agreement.

3.2 Staffing and Training. BancTec shall appoint its technically suitable employees to market and promote the System, and provide Bank and End User Sales support. BancTec shall, at its sole cost and expense, send the appropriate sales personnel to such training programs and other refresher and upgrade training as nFront may, at reasonable intervals, require. At BancTec's request, nFront shall provide periodic routine consultation and advice to BancTec in connection with BancTec's sales and service hereunder and shall provide at BancTec's cost: (a) technical, specification and sales advice, (b) assistance and advice concerning promotional and training programs, and (c) suggestions for new applications for the System at BancTec's cost. nFront shall furnish BancTec with a supply of price lists, sales literature, catalogues, specifications for Generic Hardware, Documentation and advisory assistance with respect to the System. All proprietary demonstration equipment, manuals, instruction books, contract forms, sales and promotional materials, Documentation and similar material furnished to BancTec by nFront, whether furnished free of charge or not, shall remain the property of nFront and upon request shall be returned to nFront by BancTec.

3.3 nFront to Maintain the System. BancTec acknowledges, understands and agrees that the System that it shall market and promote to Banks shall remain on nFront's servers, and that such Banks shall, through BancTec, gain access to the System only upon execution of a contract with nFront. nFront shall be responsible for systems maintenance of the System resident on its servers.

3.4 BancTec Promotional Activity. nFront shall not share in the expense of any advertising or promotional activities by BancTec or other sales promotion projects except by express agreement in writing. All materials prepared by BancTec that market and promote the System, including, but not limited to, any materials that include any trademark or trade name (or any mark or name closely resembling the same) now or hereafter owned or licensed by nFront or any of its affiliates shall be approved in writing by nFront prior to use.

3.5 nFront Recordkeeping. nFront shall keep records of its business relating to the System as may be reasonably required by BancTec. BancTec or its authorized representative may, from time to time during regular business hours, examine such records and nFront's accounts relating to the sale and servicing of the System.

                                   ARTICLE IV

                               Conditions of Sale

4.1 Fees. The fees for accessing the System by a Bank and/or an End User and the processing fees for services thereunder shall be as set forth in Exhibit D ("Fees") attached hereto.

4.2 Invoicing. nFront shall invoice the Banks and/or the End Users for all Fees associated with the System.

4.3 Marketing Commissions. As compensation for the performance of BancTec's obligations under this Agreement, BancTec shall be entitled to receive the percentage of fees actually received by nFront ("Marketing Commissions") as set forth in Exhibit D attached hereto. nFront shall pay to BancTec the Marketing Commissions within ten (10) days of the end of the month that nFront receives receipt of payment by a Bank and/or an End User. BancTec shall receive Marketing Commissions for each Bank that is (i) registered by BancTec as an active nFront lead, and (ii) a member of BancTec's Customer Base (either as of the Effective Date or during the Term of this Agreement) when that Bank buys the System from nFront; provided, however, that BancTec shall not receive

Marketing Commissions for any Bank that has purchased the System from nFront before that Bank becomes a member of BancTec's Customer Base.

4.4 Force Majeure. Neither party shall be liable for loss or damage due to interruption of service or access to the System resulting from any cause beyond its reasonable control, including, but not limited to, Internet systems or network failure, capacity limitations, compliance with regulations, orders or instructions of any federal, state or municipal government or any department or agent thereof, acts of God, acts or omissions of the other party, acts of civil or military authority, fires, strikes, facilities shutdowns or alterations, embargoes, war, riot, delays in transportation, or inability to obtain necessary labor, facilities or materials from usual sources. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR CONSEQUENTIAL OR SPECIAL DAMAGES DUE TO ANY SUCH CAUSE.

4.5 Fee and System Changes. nFront shall have the right to change the System without notice to BancTec, and shall have the right at any time to discontinue the sale of any version of the System, to make changes in method of access or delivery, including interface procedures, and to add improvements, all without incurring any liability whatever. nFront may change its fees to End Users for the System upon thirty (30) days' written notice to End Users.

4.6 Taxes and Other Fees. nFront shall pay all license fees, sales, use, service use, occupation, personal property and excise taxes and any other fees, assessments or taxes which may be assessed or levied by any federal, state or local government and any departments and subdivisions thereof, against any of the Systems ordered by an End User or under BancTec's direct or indirect control.

                                    ARTICLE V

                                   Warranties

5.1 nFront's Warranty. nFront represents and warrants that the Software is Year 2000 Compliant. For the purposes of this Agreement, "Year 2000 Compliant" shall mean that the Software will: (i) report and display all dates, including dates occurring before and after the year 2000, with a four-digit date; and (ii) handle all leap years, including but not limited to the Year 2000 leap year, correctly; provided, however, that nFront shall not be responsible or liable for any date errors caused or contributed to by any third party software, any operating systems, or any hardware. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION
5.1 THE SYSTEM IS PROVIDED "AS-IS", "WHERE-IS". NFRONT SPECIFICALLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AS TO THE NHOME SYSTEM PROVIDED UNDER THIS AGREEMENT.

                                   ARTICLE VI

      Special Agreements Regarding Software and Other Intellectual Property

6.1 Limited License. In the performance of BancTec's obligations hereunder, it shall be necessary for BancTec to demonstrate the System. Accordingly, subject to the terms and conditions contained herein, nFront hereby grants to BancTec, and BancTec hereby accepts from nFront, a non-exclusive license (the "License") of the Software solely for the purpose of demonstrating the System in operation to potential Bank customers of BancTec.

6.2 Software Covenants. BancTec agrees to comply with each of the following requirements:

         (a) BancTec shall not copy, alter, modify, translate, decompile, disassemble, reverse engineer or otherwise attempt to derive source code, or create derivative works of the Software, or any part thereof, or knowingly allow others to do so, during or after the Term.

         (b) Except as otherwise specifically provided in this Agreement, BancTec shall not loan, rent, lease, give, sub-license, or otherwise transfer, nor communicate or otherwise disclose, the Software, including any part or any copy thereof, in whole or in part, to any person.

         (c) The Software, including all parts thereof, and any copies, in whole or in part, and any and all copyrights thereto, are and remain the property of nFront, irrespective of the ownership of the media on which such Software and any parts or copies thereof are contained.

         (d) Each copy of the Software sold to Banks by nFront shall include a license agreement, the form of which shall be as set forth in the Exhibit E.

         (e) BancTec acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin, including the System. BancTec agrees that it shall not export or re-export such Software in any form without nFront's consent, which consent shall, among other things be conditioned upon BancTec receiving the appropriate United States and foreign government licenses and approvals.

         (f) BancTec shall not, by any act or omission, impair or prejudice the copyright or any other right of whatever nature of nFront in and to the System or any part thereof, and shall not deal with the same in any manner which may allow any third party to obtain any rights in the same which are inconsistent or which conflict with the rights of nFront.

6.3 Notices; Markings; Trademarks; Tradenames. BancTec agrees to comply with the following:

         (a) BancTec shall not delete any trademarks, tradename or copyright notice present in, on or displayed by the System, or any part thereof.

         (b) BancTec shall not add to any notice present in, on or displayed by the System its own copyright, trademark or other proprietary notices unless such notices have been previously approved in writing by nFront.

         (c) Except as already present in, on or displayed by the System software and/or accompanying packaging or Documentation provided by nFront, BancTec shall not use any trademarks and/or tradenames of nFront without prior written approval of nFront.

6.4      Documentation. Each System sold by nFront to a Bank shall include one
(1) set of accompanying Documentation. nFront shall only distribute complete and separate copies of the Documentation to Banks and shall not reproduce, in whole or in part, or transfer in any manner to a third party other than a Bank, such Documentation. Any and all copyrights to such Documentation are and shall remain the property of nFront.


                                   ARTICLE VII

                       Confidentiality and Non-Disclosure

7.1      BancTec Obligations.

         (a) BancTec recognizes, acknowledges and agrees that during the Term of this Agreement, nFront may furnish to BancTec certain technical and commercial information that is proprietary and of value to nFront and that is generally not known to nFront's competitors or the general public, which information includes, but is not limited to, designs, procedures, formulas, discoveries, inventions, improvements, innovations, concepts and ideas, lists of customers, computer programs, business methods, and plans for future developments ("nFront's Confidential Information"). BancTec recognizes, acknowledges and agrees that nFront's Confidential Information is to be maintained in secrecy and confidence by BancTec and BancTec's employees, agents or representatives to whom BancTec discloses any of nFront's Confidential Information. BancTec agrees for itself and for each of its employees, agents or representatives to whom BancTec discloses any of nFront's Confidential Information that such information shall be used only in accordance with the terms, covenants, conditions and limitations of this Agreement, and not for the benefit of or for, directly or indirectly, BancTec or any of its employees, agents or representatives. Information made available to the general public by nFront and information obtained from third parties not associated with nFront shall not be considered to be nFront's Confidential Information, except for information received from third parties that BancTec knows or should have known was obtained illegally or in violation of this Agreement. Information disclosed to BancTec by nFront that was previously known to BancTec (and that can be proven to have been previously known to BancTec) shall not be considered to be nFront's Confidential Information. In the event BancTec or a representative of BancTec is requested by law, order of court or any agency to disclose any of nFront's Confidential Information, BancTec shall give nFront prompt notice of such request so that nFront may seek an appropriate protective order. If, in the absence of a protective order, BancTec or a representative of BancTec is nonetheless compelled by law to disclose any of nFront's Confidential Information, BancTec or a representative of BancTec, as the case may be, may disclose such information in such proceeding without liability hereunder; provided, however, that BancTec gives nFront written notice of the information to be disclosed within five (5) business days after receipt of such order by BancTec and, upon nFront's request and at its expense, BancTec shall use its best efforts to obtain assurances that confidential treatment shall be accorded to such information.

         (b) In the event this Agreement is terminated for any reason, upon receipt of nFront's written request, BancTec agrees to return promptly nFront's Confidential Information, including all copies thereof, to nFront, or to deliver all such information promptly to such party as may be designated by nFront. BancTec further agrees thereafter not to use or disclose nFront's Confidential Information in any manner whatsoever without the prior written approval of nFront unless and until such information shall lawfully become generally known in the public domain through no fault of the BancTec or breach by the BancTec of the covenants contained herein.

         (c) BancTec shall disclose nFront's Confidential Information to Banks without nFront's written permission.

7.2      nFront's Obligations.

         (a) nFront recognizes, acknowledges and agrees that during the Term of this Agreement, BancTec may furnish to nFront certain technical and commercial information that is proprietary and of value to BancTec and that is not generally known to BancTec's competitors or the general public, which information includes, but is not limited to designs, procedures, formulas, discoveries, inventions, improvements, innovations, concepts and ideas, lists of customers, computer programs, business methods, and plans for future developments ("BancTec's Confidential Information"). nFront recognizes and agrees that, except as otherwise provided herein, BancTec's Confidential Information is to be maintained in secrecy and confidence, except as provided herein, and used only in accordance with the terms, covenants, conditions and limitations of this Agreement. Information made available to the general public and information obtained from third parties not associated with BancTec shall not be considered to be BancTec's Confidential Information, except for information received from third parties that nFront knows or has reason to know was obtained illegally or in violation of this Agreement. Information disclosed to nFront by BancTec that was previously known to nFront (and that can be proven to have been previously known to nFront) shall not be considered to be BancTec's Confidential Information. In the event nFront or a representative of nFront is requested by law, order of court or any agency to disclose any of BancTec's Confidential Information, nFront shall give BancTec prompt notice of such request so that BancTec may seek an appropriate protective order. If, in the absence of a protective order, nFront or a representative of nFront is nonetheless compelled by law to disclose any of BancTec's Confidential Information, nFront or a representative of nFront, as the case may be, may disclose such information in such proceeding without liability hereunder; provided, however, that nFront gives BancTec written notice of the information to be disclosed within five (5) business days after receipt of such order by nFront and, upon BancTec's request and at its expense, nFront shall use its best efforts to obtain assurances that confidential treatment shall be accorded to such information.

         (b) In the event this Agreement is terminated for any reason, upon receipt of BancTec's written request, nFront agrees to return promptly BancTec's Confidential Information, including all copies thereof, to BancTec or to deliver all such information promptly to such party as may be designated by BancTec. nFront further agrees thereafter not to use or disclose BancTec's Confidential Information in any manner whatsoever without the prior written approval of BancTec unless and until such information shall lawfully become generally known in the public domain through no fault of nFront or breach by nFront of the covenants contained herein.

                                  ARTICLE VIII

                              Term and Termination

8.1 Term. This Agreement shall commence as of the Effective Date hereof and shall remain in effect (unless sooner terminated pursuant to Section 8.2 hereof) for five (5) years (the "Term"). It shall be renewed automatically without interruption for successive five-year terms, unless, not less than sixty
(60) days before the end of any Term, either nFront or BancTec notifies the other party in writing of its election (at its sole option, for any reason or for no reason) not to renew. Any such renewal periods shall be considered an extension of and part of the Term of this Agreement.

8.2 Right to Terminate. Notwithstanding any other provision hereof, this Agreement may be terminated either (i) by mutual agreement of the parties hereto; (ii) by either party at any time if the other party has materially breached any of the provisions hereof and, has failed to cure such alleged breach within thirty (30) days after written notice thereof in the case of failure to pay when due amounts owing to such party, and within sixty (60) days in case of all other alleged curable breaches; or (iii) by either party immediately and without the giving of notice, in the event that either party shall become insolvent, or shall ask its creditors for a moratorium, or shall file a voluntary petition in bankruptcy, or shall be adjudicated as a bankrupt pursuant to an involuntary petition, or shall suffer appointment of a temporary or permanent receiver, trustee, or custodian for all or a substantial part of its assets which shall not be discharged within sixty (60) days. Notwithstanding the foregoing, in the event either party materially breaches any of the provisions of Articles VI or VII hereof, this Agreement shall be immediately terminable by the non-breaching party.

8.3      Effect of Termination.

         (a) Any termination of this Agreement shall not release either party from paying any amount which may then be owing to the other party. Either party may offset and deduct from any or all amounts owed to the other party, if any, any or all amounts owed by the other party, rendering to the other party the excess, if any.

         (b) In the event of termination of this Agreement by either party or automatically as provided herein, it is understood that nFront shall not have any obligation to provide further access to BancTec's Customer Base beyond nFront's obligations contained in nFront's agreements with Banks that were entered into prior to termination of this Agreement, however if nFront continues to provide access to all or any part of BancTec's Customer Base after termination of this Agreement, such continuation shall not be construed as a renewal of this Agreement for any further term nor as a waiver of such termination.

         (c) Upon termination of this Agreement, upon receipt of nFront's written request, BancTec shall return to nFront, promptly and without charge to nFront, all Documentation, price lists, maintenance and policy manuals, sales aids and other publications of nFront relating to the System that BancTec has on hand. BancTec shall thereupon promptly cease using any trademarks, tradenames, service marks or other identifying marks owned or controlled by nFront on any of its materials.

         (d) BancTec shall be solely responsible for all commitments incurred or assumed by BancTec during the Term of this Agreement or thereafter to BancTec's Customer Base, and nFront shall not be held responsible in any manner therefor, irrespective of any suggestion or recommendation with respect thereto by nFront or any of its employees or representatives unless nFront has expressly agreed in writing to assume the responsibility.

                                   ARTICLE IX

                      Premier Partnership Status Provision

9.1 Premier Partnership Status Provision. During the Term of the Agreement, BancTec will promote and present nFront as BancTec's sole Premier Partner. "Premier Partner" status means that nFront's System shall be BancTec's highest recommended Internet banking solution and BancTec will lead all Internet banking sales with the nFront System. BancTec is not precluded from providing interfaces to other Internet banking solutions upon Customer's request, however, BancTec will charge those Customers the necessary interface fees to certify the non-nFront Internet banking system.


                                    ARTICLE X

                          Indemnification; Other Relief

10.1     Indemnification by BancTec. Subject to the limitations set forth in
Section 10.5 of this Agreement, BancTec shall indemnify, defend and hold harmless nFront, its officers, directors, shareholders, employees, agents and affiliates from and against any claims, losses, damages, liabilities or expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Claims") resulting from or arising out of BancTec's gross negligence and willful misconduct with respect to the System or any part thereof or any misrepresentations made by BancTec with respect to the System, provided, however, that in respect of any Claims hereunder against BancTec that arise out of or result from any alleged gross negligence and/or willful misconduct of BancTec or any alleged misrepresentation made by BancTec with respect to the System, BancTec shall be notified promptly of such Claim in writing and shall be given authority, control and full and proper information and assistance in the defense and settlement of such Claim. Notwithstanding the foregoing, BancTec shall not have the authority to settle or compromise any Claim in a manner that indicates that nFront contributed to or was responsible for the cause of any such Claim unless nFront consents in writing to such settlement.

10.2     Indemnification by nFront.

         (a) Subject to the limitations set forth in Section 10.5 of this Agreement, nFront shall indemnify, defend and hold harmless BancTec, its officers, directors, shareholders, employees, agents and affiliates from and against claims, losses, damages, liabilities or expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from or arising out of nFront's gross negligence and/or willful misconduct with respect to the System or any part thereof or any misrepresentations made by nFront with respect to the System, provided, however, that in respect of any claim, suit or proceeding hereunder against nFront that arise out of or result from any alleged gross negligence and/or willful misconduct of nFront or any alleged misrepresentation made by nFront with respect to the System, nFront shall be notified promptly of such claim, suit or proceeding in writing and is given authority, control and full and proper information and assistance in the defense and settlement of such claim, suit or proceeding. Notwithstanding the foregoing, nFront shall not have the authority to settle or compromise any Claim in a manner that indicates that BancTec contributed to or was responsible for the cause of any such Claim unless BancTec consents in writing to such settlement.

         (b) Subject to the limitations set forth in Section 10.5 hereof, nFront shall indemnify, defend and hold harmless BancTec, its officers, directors, shareholders, employees, agents and affiliates from and against any claim, suit or proceeding based upon an allegation that the System (or any portion thereof) infringes upon or misappropriate any copyright, patent, trademark or trade secret of any third party, provided that nFront is notified promptly of such claim, suit or proceeding in writing and is given authority, control and full and proper information and assistance in the defense and settlement of such claim, suit or proceeding. If the System is finally determined by a court of competent jurisdiction to constitute an infringement of any patent, copyright, trademark or other trade secret of a third party and its use is enjoined, nFront shall either:

                  (i) procure the right for End Users to continue to use the System; or

                  (ii) replace or modify the System with an equivalent version of the System that is not so infringing.

10.3 Arbitration. The parties to this Agreement agree that any controversies or claims arising out of or relating to this Agreement (including, without limitation, any alleged breach thereof or the termination or non-renewal thereof) shall be settled by arbitration pursuant to the Federal Arbitration Act, 9 U.S.C. ss. 1 et. seq., in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties hereto further agree that the arbitrators in any such arbitration shall not be authorized to award any punitive damages in connection with any controversy or a claim settled by arbitration hereunder. The decision of the arbitrator in any such arbitration shall be final and binding upon the parties and judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration shall take place in Atlanta, Georgia if the arbitration is initiated by BancTec and in Dallas, Texas if the arbitration is initiated by nFront, and the expenses of the arbitrators shall be allocated by such arbitrators. The arbitration shall be conducted before a panel of three (3) arbitrators, one selected by BancTec, one selected by nFront, and one selected by mutual agreement of the arbitrators selected by BancTec and nFront.

10.4 Injunctive Relief. Notwithstanding the provisions of Section 10.3 hereof, the parties acknowledge and agree that any breach of the provisions of Articles VI or VII of this Agreement shall result in irreparable harm to a party for which no adequate remedy at law exists. Accordingly, upon any such breach, a party shall be entitled to seek injunctive or other appropriate extraordinary relief, such relief being in addition to, and not in lieu of, any other rights and remedies, including the award of damages, available at law or in equity. Any violation of the restraints set forth herein shall automatically extend the period of such restraints for the amount of time such violation continues, provided that a party seeks enforcement promptly after discovery of such violation. nFront shall not be required to prove money damages to seek injunctive relief under this Agreement.

10.5 LIMITATION OF LIABILITY. (a) IN NO EVENT SHALL NFRONT BE LIABLE FOR ANY LOSS OF PROFIT OR ANY OTHER INDIRECT COMMERCIAL DAMAGE, INCLUDING BUT NOT LIMITED TO SPECIAL, INCIDENTAL, CONSEQUENTIAL OR OTHER INDIRECT DAMAGES UNDER ANY CAUSE OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CLAIMS ARISING FROM MALFUNCTION OR DEFECTS IN THE NHOME SYSTEM OR NON-DELIVERY OF NHOME SYSTEM EVEN IF NFRONT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR NFRONT'S OBLIGATION TO INDEMNIFY BANCTEC UNDER SECTION 10.2 ABOVE, IN NO EVENT SHALL NFRONT'S LIABILITY TO BANCTEC FOR ANY CLAIM ARISING OUT OF THIS AGREEMENT EXCEED THE GREATER OF (i) THE AMOUNT OF MARKETING COMMISSIONS DUE AND OWING TO BANCTEC, OR (ii) $25,000.

         (b) IN NO EVENT SHALL BANCTEC BE LIABLE FOR ANY LOSS OF PROFIT OR ANY OTHER INDIRECT COMMERCIAL DAMAGE, INCLUDING BUT NOT LIMITED TO SPECIAL, INCIDENTAL, CONSEQUENTIAL OR OTHER INDIRECT DAMAGES UNDER ANY CAUSE OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CLAIMS ARISING FROM MALFUNCTION OR DEFECTS IN THE NHOME SYSTEM OR NON-DELIVERY OF NHOME SYSTEM EVEN IF BANCTEC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR BANCTEC'S OBLIGATION TO INDEMNIFY NFRONT UNDER SECTION 10.1 ABOVE, IN NO EVENT SHALL BANCTEC'S LIABILITY TO NFRONT FOR ANY CLAIM ARISING OUT OF THIS AGREEMENT EXCEED THE GREATER OF (i) THE AMOUNT OF MARKETING COMMISSIONS PAID TO BANCTEC WITHIN THE THREE (3) MONTH PERIOD PRIOR TO THE ACCRUAL OF THE CLAIM, OR (ii) $25,000.

                                   ARTICLE XI

                            Miscellaneous Provisions

11.1 Waiver. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

11.2 Entire Agreement. This Agreement, the exhibits and schedules hereto constitutes the entire understanding of the parties with respect to the subject matter of this Agreement and are intended to supersede all prior understandings, whether written or oral, between the parties with respect thereto.

11.3 No Third Party Beneficiary Rights. No provision of this Agreement is intended or shall be construed to provide or create any third party beneficiary right or any other right of any kind in any Bank or any client, customer, affiliate, insurer, lender, shareholder, partner, officer, director, employee or agent of any party hereto, or in any other person.

11.4 Amendment; Binding Effect; Assignment. No amendment, modification or alteration of the terms of this Agreement shall be binding unless in writing and executed by the parties hereto. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, heirs, executors and administrators. Neither party may assign this Agreement, in whole or in part, or any of its rights or obligations hereunder without the prior written consent of nFront, and any such attempted assignment shall be void. Notwithstanding the foregoing, nFront may freely and without the consent of BancTec assign this agreement in connection with the sale of all or substantially all of its assets or a merger or similar amalgamation.

11.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without giving effect to the conflict of laws principles thereof.

11.6 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the Term of this Agreement, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

11.7 Counterparts. This Agreement may be executed simultaneously or in two or more counterparts, each of which together shall constitute one and the same instrument and shall be deemed an original hereof.

11.8 Notices. All notices required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail (return receipt requested), U.S. mail or facsimile. All notices shall be addressed to the parties at the respective addresses indicated above.

11.9 Survival. The provisions of Articles VI, VII, VIII, X and XI shall survive any termination or expiration of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                                  NFRONT, INC.

                                                  By:  /s/ Tripp Rackley
                                                       ------------------------
                                                  Its:  Chairman/CEO
                                                  Date:  3/8/99

                                                  BANCTEC USA, INC.

                                                  By:  /s/ KM Lopez
                                                       ------------------------
                                                  Its:  VP
                                                  Date:  3/1/99

                                    EXHIBIT A

                     NHOME - ONLINE INTERNET BANKING SERVICE


                                                                                              CURRENT FUNCTION
                                                                                              ----------------
1.   View Account Balances and Current Statement Transactions
     -   DDA/Savings                                                                                   X
     -   CD/IRA                                                                                        X
     -   Loans                                                                                         X
     -   Line of Credit                                                                                X

2. Internal Transfer of Funds between DDA, Savings, Loan and Line of Credit accounts, using ACH formatted file
     -   Immediate and Future Transfers                                                                X
     -   One Time and Recurring Transfers                                                              X

3.   Pending Web Transfer and Bill Pay Transactions
     -   View, edit, delete future Web Transactions                                                    X

4.   Bill Payment
     -   One Time, Future and Recurring Payments                                                       X
     -   Payment Reporting                                                                             X

5.   Custom Reports for Historical Transactions
     -   View customer account information for up to two years                                         X

6.   Password Manager
     -   Secure log in                                                                                 X
     -   Create and change customer password information                                               X

7.   Personal Information
     -   View customer information file                                                                X

8.   PFM Downloads
     -   Microsoft Money(TM)                                                                           X
     -   Quicken(TM)                                                                                   X

11.  Online Help                                                                                       X

12.  Online Banking Demo                                                                               X

13.  Bank Administration Site - nHome Functions
     -   Detailed Internet Branch Billing                                                              X
     -   Billing System for nHome On-Line Banking and Bill Payment                                     X
                  customers, using ACH formatted file
     -   nReach - Data Mining and Marketing module
                - Database Query Capability                                                            X
                - Promotional E-mails to selected customers                                            X

                        NBUSINESS ONLINE BANKING SERVICE


                                                                                       CURRENT          FUTURE
                                                                                       FUNCTION        FUNCTION
                                                                                       --------        --------
     1.  View Account Balances and Histories
         -     DDA/Savings                                                                X
         -     CD/IRA                                                                     X
         -     Loans and Line of Credit                                                   X

     2.  ACH formatted Transfers - Book Transfers, Drafts, Disbursements, Direct
         Deposits between DDA, Savings, Loan, LOC accounts
         -     Immediate and Future Transfers
         -     One Time, Recurring Transfers and Pending Transfers                        X
         -     View Historical Transfers                                                  X
                                                                                                          X
     3.  Bill Payment
         -     Immediate and Future Bill Payments                                         X
         -     One Time and Recurring Payments                                            X
         -     Pending Bill Payments                                                      X
         -     Historical Bill Payments                                                                   X

     4.  User Resources
         -     Online Payee Database                                                                      X
         -     Business Calculators                                                                       X
         -     Text Messaging                                                                             X
         -     Categories & Journal Entries                                                               X

     5.  Balance Reporting
         -     View customer account information for up to two years                      X

     6.  Multi-User permissions
         -     SuperUser sets up and controls subordinate members' functional access      X
         -     Secure log-in                                                              X
         -     Create and change customer password information                                            X
         -     Control Account access and disbursement levels                                             X

     7.  Business application integration
         -     Microsoft Money, Quicken                                                   X
         -     Peachtree, Quick Books, Comma Delimited                                                    X

     8.  Online Help                                                                                      X

     9.  Virtual Status Requests - EFTPS (Electronic Federal Tax Payments),  Stop
         Payments, Wire Transfers
         -     Immediate and Future transactions (where applicable)                       X
         -     Recurring Transactions                                                                     X
         -     Pending Transactions                                                       X
         -     View Historical Transfers                                                                  X

     10. Additional Functions
         -     Cash Concentration                                                                         X
         -     Controlled Disbursements                                                                   X
         -     Cash Flow Manager/Daily Transaction Journal                                                X
         -     ACH version of EFTPS                                                                       X

                                                                                       CURRENT          FUTURE
                                                                                       FUNCTION        FUNCTION
                                                                                       --------        --------
     11. Bank Administration Site - nBusiness Functions
         -         Set/Reset challenge code/Password for SuperUser                        X
         -     Flag accounts as Cash Management                                           X
         -     Audit Management
               -   Receive/respond to time-sensitive Virtual Status
                   Requests (VSRs): Stop Pay, Wire Transfers, EFTPS                       X
         -     Detailed Internet Branch Billing                                                           X
         -     Billing System for nBusiness(SM) Customers using ACH formatted file
         -     nReach(SM) - Data Mining and Marketing module                                              X
                  - Database Query Capability                                                             X
                  - Promotional e-mails to selected nBusiness(SM) customers                               X
                  - Internet Branch Reporting                                                             X

                                                                                                          X

                                    EXHIBIT B

                     Marketing Agreement dated March 1, 1999

                              BANCTEC CUSTOMER BASE


         For purposes of the Marketing Agreement dated March 1, 1999 BancTec USA Inc.'s Customer Base shall be and include any and all Customers of BancTec USA, Inc.'s Community Banking Group whose work is not being processed by a BancTec Data Center.

                                    EXHIBIT C

                                    EXHIBIT D

                                 [See Attached]

                                EXHIBIT D - FEES

                                                                                 nHome and     Banctec
                                                      nHome         nBusiness    nBusiness     Commission
                                                      -----         ---------    ---------     ----------

IMPLEMENTATION FEE - NEW CUSTOMERS
     From 11/1/98 to 12/31/98                       $[++++++]     $  [++++++]    $ [++++++]        40%       footnote
     From 1/1/99 to 4/30/99                         $[++++++]     $  [++++++]    $ [++++++]        40%       footnote
     After 5/1/99                                   $[++++++]     $  [++++++]    $ [++++++]        40%       footnote


MONTHLY MAINTENANCE FEE
     From 11/1/98 to 1/31/99                        $  [++++]     $  [++++]      $ [++++]          20%
     From 2/1/99 to 4/30/99                         $  [++++]     $  [++++]      $ [++++]          20%
     After 5/1/99                                   $  [++++]     $  [++++]      $ [++++]          20%

PER CUSTOMER FEES
     Customer Monthly Fee                           $  [++++]     $  [++++]                        20%
     New Customer Setup - One Time                  $  [++++]     $  [++++]                        20%

TRANSACTION FEES
     nBranch Product and Service Fees               $  [++++]     $  [++++]                        n/a
     ACH Draft                                                    $  [++++]                        n/a
     ACH Disbursement                                             $  [++++]                        n/a
     Direct Deposit                                               $  [++++]                        n/a
     Book Transfer                                                $  [++++]                        n/a
     Wire Transfer                                                $  [++++]                        n/a
     Stop Pay                                                     $  [++++]                        n/a
     EFTPS - same day request                                     $  [++++]                        n/a
     EFTPS - pass through ACH                                     $  [++++]                        n/a
     Controlled Disbursement (per day)                            $  [++++]                        n/a
     Cash Concentration                                           $  [++++]                        n/a

BILL PAYMENT
    Monthly Fee/Account                             $  [++++]      included                        n/a
    Per Payment (Internet or Phone)                 $  [++++]     $  [++++]                        n/a
    Customer Setup                                  $  [++++]      included                        n/a
    Canceled Check Copy                             $  [++++]     $  [++++]                        n/a
    NSF Fee                                         $  [++++]     $  [++++]                        n/a
    Stop Pay Fee                                    $  [++++]     $  [++++]                        n/a
    Additional User Kits                            $  [++++]     $  [++++]                        n/a
    Telephone Bill Payment Setup Fee (One Time)     $  [++++]     $  [++++]      $ [++++]          n/a
    Telephone Bill Payment Monthly Maint. Fee       $  [++++]     $  [++++]      $ [++++]          n/a
    Telephone Bill Payment Communications              Quote         Quote

CHECK IMAGING
     DSI Setup Fee                                     Quote         Quote                         n/a
     Greenway Setup Fee                                Quote         Quote                         n/a
     Per Check Image Fee                               Quote         Quote                         n/a
     Check Imaging Communications Charges              Quote         Quote                         n/a

OPTIONS
     nReach Data Mining Reports (Per Report)        $  [++++]     $  [++++]                        n/a
     nForm Multimedia Presentation (10 Frames)      $  [++++]     $  [++++]                        40%
     Site Map Construction                          $  [++++]     $  [++++]      $ [++++]          40%
     Management Reporting (Per Month)               $  [++++]     $  [++++]                        20%
     Internet TV Site                                  Quote                                       n/a
     Employee Training Program                      $  [++++]                                      n/a
     Jump Start Marketing And Promotion Program     $  [++++]                                      n/a

Footnote: Commissions on Implementation Fees are paid net of 3rd party expenses to Bill Payment provider.

Prices Effective 11/1/98

                                    EXHIBIT E

                   NFRONT INTERNET BANKING SERVICES AGREEMENT

         THIS NFRONT INTERNET BANKING SERVICES AGREEMENT ("Agreement") is made effective this ____ day of ____, 1998 ("Effective Date") by and between NFRONT, INC. ("nFront"), a Georgia corporation having its primary offices at 520 Guthridge Court N.W., Suite 100, Norcross, Georgia 30092-3503, facsimile number
(770) 209-9093 and __________________ ("Bank"), a __________ corporation having its primary offices at ____________________________, facsimile number
___________________.

                                   BACKGROUND

         WHEREAS, nFront is in the business of providing Internet-based banking services to banks and other financial institutions;

         WHEREAS, Bank desires to offer to its Customer Base (defined below) and potential customers Internet-based banking capabilities;

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   SECTION ONE

                                   DEFINITIONS

1. In addition to all other terms defined herein, the following terms shall have the following meanings:

         (a) "Agreement" means this agreement, together with all schedules and Exhibits attached hereto or hereafter attached by mutual consent of the parties (all of which are herein incorporated by reference).

         (b) "Customer Base" means those customers of Bank as of the Effective Date and those who become customers of Bank during the Term.

         (c) "Documentation" means that portion of the System that provides installation and operating instructions for use of the System by Bank.

         (d) "End-User" means a Bank customer who uses the System.

         (e) "Fees" means all fees payable by Bank to nFront under this Agreement including, but not limited to, all the fees listed in Exhibit B, Termination Fees and Bill Payment Fees.

         (f) "File Transmission Computer" means Bank's computer equipment, software, secure communications software and secure communications lines that meet the specifications for use with the System.

         (g) "nFront's Secure Server" means the server-grade computer owned and maintained by nFront on which the System and Bank's Internet Branch resides.

         (h) "Services" mean all services provided to Bank by nFront under this Agreement.

         (i) "Software" means that portion of the System that is comprised of nFront's computer programs installed on nFront's Secure Server.

         (j) "System" shall mean nFront's Software and nFront's proprietary Internet banking system as more fully described in EXHIBIT C attached hereto, together with all System Modifications made available to Bank under this Agreement.

         (k) "Term" means the Initial Term and all Renewal Terms.

         (l) "Bank Data Center" shall mean the Bank's internal data processing department, the Bank's core processor or the Bank's service bureau that provides nFront with the electronic customer files that nFront will process.

                                   SECTION TWO

                                SCOPE OF SERVICES

2.1 Authorized Services. During the Term, Bank is authorized to use the capabilities of the nFront System as specified in EXHIBIT A ("Authorized Services").

         2.1.1 nFront's Obligations. During the Term and for the Authorized Services, nFront shall provide Bank with the following:

         (a) design and installation of nBranch - an Internet branch of Bank on the World Wide Web of the Internet ("Internet Branch") in accordance with the specifications set forth in EXHIBIT D;
         (b)      host and maintain the Internet Branch on nFront's Secure
                  Server;
         (c) provide interactive banking service capabilities to Bank through the use of the System;
         (d) provide specifications for File Transmission Computer as set forth in EXHIBIT E or as modified by nFront from time to time ("Technical Specifications");
         (e) train Bank's personnel in the daily operation and update procedures for the System as set forth in EXHIBIT F; and
         (f) through a third party processing agent, provide the bill payment services listed in EXHIBIT G and on the terms set forth therein ("Bill Payment Services").

         2.1.2 Software Access License. During the Term of this Agreement and for the Authorized Services and subject to the limitations set forth herein, nFront grants to Bank a limited, non-exclusive, and non-assignable license to access the Software located on nFront's Secure Server for the purpose of receiving the Services and using the System. nFront reserves all rights not expressly granted herein. Without limiting the foregoing, Bank has no right to possess the Software or any copies thereof in any form.

         2.1.3 nFront Mark License. During the Term of this Agreement and subject to the limitations set forth herein, nFront grants to Bank a limited, non-exclusive, and non-assignable license to use the "NFRONT MARK" solely for the purpose of describing the Services and the System to the Customer Base and for no other purpose.

         2.1.4 Consulting Services. Bank may request that nFront perform consulting services in addition to the Services set forth herein ("Consulting Services"). Consulting Services, if any, are described on EXHIBIT H. When the parties have agreed to the scope of Consulting Services as set forth in EXHIBIT H, such Consulting Services shall be considered part of the "Services" provided under this Agreement. All Consulting Services shall be performed pursuant to the terms of this Agreement and EXHIBIT H.

2.2 Bank's Obligations. As promptly as practicable following the execution of this Agreement, and at its sole cost and expense, Bank shall obtain or otherwise make available to nFront the File Transmission Computer and other recommended equipment meeting the Technical Specifications. During the Term, Bank at its sole cost and expense, shall:

         (a) employ technically suitable employees to support the System and provide End User support;
         (b) make available the appropriate Bank personnel to attend such training programs and other refresher and upgrade training as nFront may, at reasonable intervals, recommend or require (at either the executive offices of Bank or nFront, as designated by nFront);
         (c) adhere, and cause its employees and agents to adhere, to the security procedures established by nFront from time to time;

         (d) perform periodic file updates as provided in EXHIBIT F attached hereto;
         (e) not offer, directly or indirectly, any Internet banking service except pursuant to this Agreement; and
         (f) set up and maintain test accounts throughout the Term of the Agreement. Test accounts should consist of a DDA and savings account tied to the same social security number or tax identification number with balances of at least $10.

2.3 Relationship Between nFront and Bank. This Agreement does not in any way create the relationship of principal and agent, or any similar relationship between nFront and Bank, including, but not limited to that of joint ventures, partners, employees or associates. Bank is granted no right or authority hereunder to assume or create any obligation or responsibility for or on behalf of nFront or otherwise to bind or to use nFront's name other than as may be expressly authorized by nFront.

                                  SECTION THREE

                             FEES AND PAYMENT TERMS

3.1 Fees and Payment Terms. Bank agrees to pay the Fees for the Services set forth herein and in the EXHIBITS. Bank also agrees to pay or reimburse nFront for any travel-related and other out-of-pocket expenses reasonably incurred by nFront in the performance of Services. nFront will invoice Bank for the Implementation Fees set forth in EXHIBIT B on the Effective Date and payment is due within ten (10) days from receipt of the invoice. All monthly Fees, Consulting Fees and all other Fees and expenses are due and payable within ten
(10) days of receipt of the invoice. nFront will assess a late payment Fee equal to the lesser of one and one-half percent (1-1/2%) of the unpaid amount or the highest interest rate allowed by applicable law for each succeeding thirty (30) day period or portion thereof in which Fees or expenses remain unpaid.

3.2      System Changes and Fee Changes.

         (a) nFront shall have the right to modify the System including, without limitation, to: (i) make changes in method of access to or delivery of the System including, without limitation, interface procedures ("File Interface Changes"), or (ii) add improvements to the System which are provided to Bank at no additional cost ("System Enhancements"), or (iii) provide additional functionality that is offered to Bank for such Fees as nFront may deem appropriate ("System Options") (collectively "System Modifications").


         (b) nFront will provide Bank thirty (30) days prior written notice of any File Interface Changes.

         (c) nFront may, at its option, elect to pay such additional Fees for System Options and thereafter have access to such System Options.

         (d) nFront reserves the right to increase Fees and will provide thirty
(30) days written notice to Bank prior to any increase in the Fees. Within ten
(10) days of receipt of notice from nFront of a Fee change, Bank may, at its option, terminate this Agreement as set forth in Section 6 below.

3.3 Taxes and Other Fees. Bank shall pay all sales, use, service, occupation, personal property, value-added and excise taxes and any other fees, assessments or taxes which may be assessed or levied by any taxing authority against Bank's use of the System or receipt of the Services.

                                  SECTION FOUR

                                   WARRANTIES

4.1 System Warranty. nFront represents and warrants that the nFront Software is Year 2000 Compliant (as defined below). "Year 2000 Compliant" means that the nFront Software will: (i) report and display all dates, including dates occurring before and after the year 2000, with a four-digit date; and (ii) handle all leap years, including but not limited to the Year 2000 leap year, correctly; provided, however, that nFront shall not be responsible or liable for any date errors caused or contributed to by any third party software, any operating system, or any hardware. EXCEPT AS SPECIFICALLY SET FORTH IN THIS
SECTION 4.1, THE SYSTEM AND ALL

SERVICES ARE PROVIDED BY NFRONT "AS-IS", "WHERE-IS". NFRONT SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, ACCURACY AND FITNESS FOR A PARTICULAR PURPOSE AS TO THE SYSTEM OR SERVICES PROVIDED UNDER THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, NFRONT DOES NOT WARRANT THAT THE USE OF THE SYSTEM, THE NFRONT SOFTWARE OR NFRONT'S COMPUTER SERVERS WILL BE UNINTERRUPTED OR ERROR FREE.

4.2 Security. nFront has made available to Bank a description of its methods and procedures to safeguard the System, and, as part of nFront's Services, will provide Bank with procedures which Bank is obligated to employ to help secure the integrity of the System and Bank's data. nFront agrees to notify Bank of any security breach of any End User's account on the System within a commercially reasonable time. BANK UNDERSTANDS AND ACKNOWLEDGES THAT CERTAIN RISKS ARE INHERENT IN THE TRANSMISSION OF INFORMATION OVER THE INTERNET. BANK CHOOSES TO USE THE SECURITY MEASURES PROVIDED BY NFRONT EVEN THOUGH OTHER SECURITY PROCEDURES ARE AVAILABLE. NFRONT MAKES NO REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT THAT ITS SECURITY MEASURES WILL BE EFFECTIVE AND NEITHER NFRONT NOR ITS SUCCESSORS OR ASSIGNS SHALL HAVE ANY LIABILITY FOR THE BREACH OF ITS SECURITY MEASURES, THIS SECTION OR THE INTEGRITY OF THE SYSTEM OR NFRONT'S COMPUTER SERVERS.

                                  SECTION FIVE

                       CONFIDENTIALITY AND NON-DISCLOSURE

5.1 In the performance of this Agreement, either party may disclose to the other certain Proprietary Information. Proprietary Information includes, without limitation, the Software, Documentation, business plans, financial information, customer lists, procedures, formulas, discoveries, inventions, improvements, innovations, concepts and ideas and information regarding Bank's customers and their accounts. The receiving party agrees to hold the Proprietary Information disclosed by the other party in strictest confidence and not to, directly or indirectly, copy, use, reproduce, distribute, manufacture, duplicate, reveal, report, publish, disclose, cause to be disclosed, or otherwise transfer the Proprietary Information for any purpose whatsoever other than as expressly provided by this Agreement.

5.2 For the purposes of this Agreement, (i) "Proprietary Information" means Trade Secrets and Confidential Information; (ii) "Trade Secrets" means trade secrets as defined under Georgia law; and (iii) "Confidential Information" means information that is of value to its owner and is treated as confidential other than Trade Secrets. Both parties acknowledge and agree that the Proprietary Information shall remain the sole and exclusive property of the disclosing party or a third party providing such information to the disclosing party. The disclosure of the Proprietary Information does not confer upon the receiving party any license, interest, or rights of any kind in or to the Proprietary Information, except as expressly provided under this Agreement. Subject to the terms set forth herein, the receiving party shall protect the Proprietary Information of the disclosing party with the same degree of protection and care the receiving party uses to protect its own Proprietary Information, but in no event less than reasonable care. With regard to Trade Secrets, the obligations in this Section shall continue for so long as such information constitutes a Trade Secret. With regard to Confidential Information, the obligations in this Section shall continue for the term of this Agreement and for a period of five (5) years thereafter.

5.3 Nothing in this Section 5 shall prohibit or limit the receiving party's use of information if (i) at the time of disclosure hereunder such information is generally available to the public; (ii) after disclosure hereunder such information becomes generally available to the public, except through breach of this Agreement by the receiving party; (iii) the receiving party can demonstrate such information was in its possession prior to the time of disclosure by the disclosing party; (iv) the information becomes available to the receiving party from a third party which is not legally prohibited from disclosing such information; (v) the receiving party can demonstrate the information was developed by or for it independently without the use of such information; or
(vi) if disclosure is required under applicable law or regulation.

5.4 Upon termination or expiration of this Agreement for any reason, the party receiving Proprietary Information shall immediately return all such Proprietary Information, including all copies thereof, to the disclosing party.

5.5 Bank shall not disclose the terms of this Agreement except as required by applicable law or regulation.

                                   SECTION SIX

                              TERM AND TERMINATION

6.1 Term. This Agreement shall commence as of the Effective Date and shall remain in effect (unless sooner terminated pursuant to Section 6.2) for five (5) years thereafter (the "Initial Term"). The Agreement shall thereafter automatically renew without interruption for successive two-year periods (each a "Renewal Term"), unless either party (at its sole option, for any reason or for no reason) gives written notice of intent not to renew the Agreement at least sixty (60) days before the beginning of any Renewal Term.

6.2 Right to Terminate. Notwithstanding any other provision hereof, this Agreement may be terminated as follows:

         (a) by mutual agreement of the parties;
         (b) by either party at any time if the other party has materially breached the Agreement and, if the breach is curable, the breaching party has failed to cure such breach (i) within fifteen (15) days after written notice thereof in the case of failure to pay amounts due and owing, or (ii) within thirty (30) days in case of all other curable breaches;
         (c) immediately by nFront in the event that the Bank becomes insolvent, files or is forced to file any petition in bankruptcy, or makes an assignment for the benefit of its creditors;
         (d) by Bank during the Initial Term upon ninety (90) days written notice to nFront; provided, however, that Bank shall pay to nFront the applicable Termination Fees as set forth in Section 6.3 below ("Bank Termination Notice"). Monthly Fees do not include any telecommunication and/or Internet Fees that may be imposed on Bank by nFront, bill payment Fees or per transaction Fees; or
         (e) in the event either party materially breaches any of the provisions hereof, and such breach is not curable, this Agreement shall be immediately terminable by the non-breaching party upon written notice to other party. Without limiting the foregoing, any violation of Section 5 hereof or any use of the System, including without limitation the Software, in a manner inconsistent with the terms of this Agreement, shall constitute a non-curable breach.

6.3      Termination Fees.  Termination Fees are an amount equal to:

         (i) the greater of: (A) the average monthly Fees paid by Bank during the four full calendar months immediately preceding nFront's receipt of the Bank Termination Notice, or (B) the average monthly Fees paid by Bank during the twelve month period immediately preceding the actual date of termination multiplied by

         (ii) the number of whole and/or partial months remaining in the Initial Term following the actual date of termination.

6.4      Effect of Termination.

         (a) Any termination of this Agreement shall not release Bank from paying any Fees or expenses owed to nFront. In the event of any termination of this Agreement, all obligations owed by Bank to nFront shall become immediately due and payable upon termination whether otherwise then due or not (without presentation, demand, protest or notice of any kind, all of which are hereby waived by Bank); and nFront may offset and deduct from any or all amounts owed to Bank, if any, any or all amounts owed by Bank to nFront, rendering to Bank the excess, if any.

         (b) Without limiting Bank's obligation to return all Proprietary Information to nFront (as set forth in Section 5), upon termination of this Agreement, Bank shall promptly and without charge return to nFront all copies of all Documentation, maintenance and policy manuals and other publications of nFront relating to the System (collectively "Copies"). Bank shall destroy all Copies contained on any hard drive or other fixed medium of storage. Bank's license to access the Software and license to use the nFront Marks as provided in this Agreement shall immediately terminate. Within sixty (60) days from the date of termination or expiration of this Agreement, an officer of Bank shall certify in writing to nFront that Bank has complied with all requirements of this Section.

         (c) Upon termination of this Agreement, nFront shall (i) assign Bank's domain name to another Internet service provider designated in writing by Bank; and (ii) provide a notice at Bank's former Internet Branch location for a thirty
(30) day period of the new location of Bank's home page on the Internet.

                                  SECTION SEVEN

                          INDEMNIFICATION; OTHER RELIEF

7.1 Indemnification by Bank. Bank shall indemnify, defend and hold harmless nFront, its officers, directors, shareholders, employees, agents and affiliates from and against any claims, losses, damages, liabilities or expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Claims") resulting from or arising out of (a) misuse of the System or any part thereof by Bank or any End-User in its Customer Base, including, without limitation, any misrepresentations made by Bank with respect to the System, or (b) nFront's compliance or alleged noncompliance with the provisions of Regulation E, 12 CFR Section 205 et seq., or (c) an allegation that any trademark, tradename, service mark, logo or other information (or any portion thereof) provided by Bank to nFront in connection with the design of the Bank's Internet Branch infringe upon or misappropriate any copyright, patent, trademark or trade secret of any third party, or (d) a breach of any of the provisions of this Agreement by Bank, provided that nFront shall promptly notify Bank in writing and in reasonable detail of any Claim, and if such Claim is a third party Claim, Bank shall have the right to assume the defense thereof using counsel reasonably acceptable to nFront. nFront shall have the right to participate, at its own expense, with respect to any such third party Claim. In connection with such third party Claim, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party Claim shall be settled or compromised by Bank without the prior written consent of nFront if such settlement or compromise in any manner indicates that nFront contributed to or was responsible for the cause of any such Claim.

7.2 Indemnification by nFront. nFront shall indemnify, defend and hold harmless Bank, its officers, directors, shareholders, employees, agents and affiliates from and against any claim, suit or proceeding based upon an allegation that the System (or any portion thereof) infringe upon or misappropriate any copyright, patent, trademark or trade secret of any third party, provided that nFront is notified promptly of such claim, suit or proceeding in writing and is given authority, control and full and proper information and assistance in the defense and settlement of such claim, suit or proceeding. If the System is finally determined by a court of competent jurisdiction to constitute an infringement of any patent, copyright, trademark or other trade secret of a third party and its use is enjoined, nFront shall have sole discretion to settle or not to settle the Claim and shall either:
         (a) procure the right for Bank to continue to use the System under this Agreement;
         (b) replace or modify the System with a version of the System that is not so infringing; or
         (c) in nFront's sole discretion, remove the System, and terminate the Agreement.
This Section sets forth the sole and exclusive remedy of Bank and the complete liability of nFront with respect to any claim hereunder. nFront shall have no liability for any claim based upon the unauthorized modification, combination, operation or use of any portion of the System with equipment, data, software, or programming not supplied by nFront.

7.3 Arbitration. Except as provided below, all disputes or claims relating in any manner to this Agreement (including, without limitation, any alleged breach thereof or the termination or non-renewal thereof) shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American

Arbitration Association. The parties agree that the arbitrators in any such arbitration shall not be authorized to award any punitive damages in connection with any controversy or a claim settled by arbitration hereunder. The decision of the arbitrators shall be final and binding upon the parties and judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration shall take place in Atlanta, Georgia, and the expenses of the arbitrators shall be allocated by such arbitrators. The arbitration shall be conducted before a panel of three (3) arbitrators, one selected by Bank, one selected by nFront, and one selected by mutual agreement of the arbitrators selected by Bank and nFront. If a party fails to select an arbitrator as required herein within thirty (30) days from the written request by the other party ("Selecting Party"), the Selecting Party shall then be entitled to select the second arbitrator, with the two selected arbitrators selecting the final arbitrator by mutual agreement.

7.4 Injunctive Relief. Notwithstanding the provisions of Section 7.3, the parties may apply to a court of competent jurisdiction for any appropriate equitable or injunctive relief, including, without limitation, preliminary and permanent injunctions and temporary restraining orders. The parties also acknowledge that (i) any use or threatened use of the Software, System, nFront Marks or Bank Marks in a manner inconsistent with this Agreement, or (ii) any other misuse of the Proprietary Information of either party will cause immediate irreparable harm to the non-breaching party for which there is no adequate remedy at law. Accordingly, the parties agree that the non-breaching party shall be entitled to immediate and permanent injunctive relief from a court of competent jurisdiction in the event of any such breach or threatened breach. The parties hereby waive the defense that the non-breaching party has or will have an adequate remedy at law for any such breach or threatened breach. The parties agree and stipulate that the non-breaching party shall be entitled to such injunctive relief without posting a bond or other security; provided however that if the posting of a bond is a prerequisite to obtaining injunctive relief, then a bond in the amount of $1000 shall be sufficient. Nothing contained herein shall limit either party's right to any remedies at law, including the recovery of damages from the other party for breach of this Agreement. The prevailing party in any action pursuant to this Section 7.4 shall be entitled to collect from the losing party its attorneys' fees and full costs of such action.

7.5 LIMITATION OF LIABILITY. IN NO EVENT SHALL NFRONT BE LIABLE FOR ANY LOSS OF PROFIT OR ANY OTHER COMMERCIAL DAMAGE, INCLUDING BUT NOT LIMITED TO SPECIAL, INCIDENTAL, CONSEQUENTIAL OR OTHER INDIRECT DAMAGES UNDER ANY CAUSE OF ACTION ARISING OUT OF OR RELATING IN ANY MANNER TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CLAIMS ARISING FROM MALFUNCTION OR DEFECTS IN THE SYSTEM OR NON-DELIVERY OF SYSTEM EVEN IF NFRONT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SUBJECT TO THE MAXIMUM LIABILITY SET FORTH IN THIS SECTION. IN NO EVENT SHALL NFRONT'S LIABILITY FOR ANY CLAIM ARISING OUT OF THIS AGREEMENT (INCLUDING ANY CLAIM ARISING UNDER SECTION 7.2 HEREOF) REGARDLESS OF THE TYPE OR NATURE OF THE CLAIM(S), EXCEED THE AMOUNT PAID TO NFRONT BY BANK UNDER THIS AGREEMENT WITHIN THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE OCCURRENCE OF SUCH CLAIM. IN NO EVENT SHALL NFRONT'S MAXIMUM, CUMULATIVE LIABILITY FOR ALL CLAIMS UNDER THIS AGREEMENT, REGARDLESS OF THE TYPE OR NATURE OF THE CLAIM(S), EXCEED THE LESSER OF $50,000 OR ALL AMOUNTS PAID BY BANK TO NFRONT HEREUNDER. NO CLAIM MAY BE BROUGHT BY BANK UNDER THIS AGREEMENT MORE THAN TWO (2) YEARS AFTER SUCH CLAIM FIRST ACCRUES.

         7.5.1 Use of the System by Third Parties. Without limiting the terms of
Section 7.5, the parties acknowledge that Bank is solely responsible for the use of the System (and any resulting damages) by End Users and other third parties including, without limitation, any improper or unauthorized transfers of funds from accounts via the System. nFront shall have no liability for any such actions or resulting damages.

                                  SECTION EIGHT

                            MISCELLANEOUS PROVISIONS

8.1 Waiver. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.2 Entire Agreement. This Agreement, the Exhibits and schedules hereto constitute the entire understanding of the parties with respect to the subject matter of this Agreement and supersede all prior understandings, whether written or oral, between the parties with respect thereto.

8.3 No Third Party Beneficiary Rights. No provision of this Agreement is intended or shall be construed to provide or create any third party beneficiary right or any other right of any kind in any End User or any client, customer, affiliate, insurer, lender, shareholder, partner, officer, director, employee or agent of any party hereto, or in any other person.

8.4 Third Party Processor. If Bank utilizes a third party to process Bank's file information, the use of such third party shall not diminish or relieve Bank of its obligations under this Agreement.

8.5 Amendment; Binding Effect; Assignment. No amendment, modification or alteration of the terms of this Agreement shall be binding unless in writing and executed by the parties hereto. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors (including without limitation successors merger) and permitted assigns. nFront may freely assign this Agreement in conjunction with (i) a sale of all or substantially all of its assets, or (ii) a merger or similar transaction. Bank may not assign this Agreement in whole or in part, or any of its rights or obligations hereunder without the prior written consent of nFront. Notwithstanding the foregoing, Bank may assign this Agreement in conjunction with a sale of all or substantially all of its assets or in conjunction with a merger if the successor entity agrees in writing (i) to be bound by the terms of this Agreement (including without limitation the exclusivity requirements of Section 2.2) and (ii) that the Bank (or the successor entity) will continue to process Bank's customers on the System for the remainder of the Term. nFront shall not unreasonably withhold or delay its consent to such an assignment. Any attempted assignment in violation of this Section shall be void and of no effect.

8.6 Force Majeure. nFront shall not be liable for loss or damage resulting from any cause beyond its reasonable control, including, but not limited to, Internet systems or network failure, capacity limitations, compliance with regulations, orders or instructions of any federal, state or municipal government or any department or agent thereof, acts of God, acts or omissions of Bank, acts of civil or military authority, fires, strikes, facilities shutdowns or alterations, embargoes, war, riot, delays in transportation, or inability to obtain necessary labor, facilities or materials from usual sources.

8.7 Governing Law; Venue. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Georgia and the U.S. without giving effect to the conflict-of-laws principles thereof. The parties hereby agree that the sole venue for all matters related in any manner to this Agreement shall be solely in arbitration or a court of competent jurisdiction, as the case may be, located in Fulton County, Georgia. The parties hereby consent to the personal jurisdiction of those courts and irrevocably waive any and all objections to jurisdiction and venue which are inconsistent herewith.

8.8 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the Term, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

8.9 Counterparts. This Agreement may be executed simultaneously or in two or more counterparts, each of which together shall constitute one and the same instrument and shall be deemed an original hereof.

8.10 Notices. All notices required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail (return receipt requested), U.S. mail or facsimile. All notices shall be addressed to the parties at the respective addresses or facsimile numbers indicated above.

8.11 Survival. The provisions of Sections 3, 4, 5, 6, 7, and 8 shall survive any termination or expiration of this Agreement for any reason.

8.12 Headings; Interpretation. Headings of particular Sections are inserted only for convenience and are not to be considered a part of this Agreement or be used to define, limit or construe the scope of any term or provision of this Agreement. Should any provision of this Agreement require judicial interpretation, the parties agree that the court interpreting or construing the same shall not apply a presumption that the terms of this Agreement shall be more strictly construed against one party than against another.

8.13 This Agreement Controls. Notwithstanding the content of any purchase order, sale order, sale confirmation or any other document relating to the subject matter of this Agreement, this Agreement shall take precedence over any such document, and any conflicting, inconsistent, or additional terms contained therein shall be null and void.

8.14 Exhibits. Exhibits attached hereto are incorporated into this Agreement for all purposes consistent herewith.

         EXHIBIT A         Authorized Services
         EXHIBIT B         Fees
         EXHIBIT C         The System
         EXHIBIT D         nBranch - Internet Branch Specifications
         EXHIBIT E         Technical Specifications
         EXHIBIT F         Installation, Training and Daily Processing Requirements
         EXHIBIT G         Bill Payment Services
         EXHIBIT H         Consulting Services


IN WITNESS WHEREOF, the parties have executed this Agreement as of Effective
Date.

NFRONT, INC.                               BANK

By:                                        By:
   -----------------------------------        ---------------------------------

Name:                                      Name:
     ---------------------------------          -------------------------------
              Print Name                                     Print Name

Title:                                     Title:
      --------------------------------           ------------------------------

Date:                                      Date:
     ---------------------------------          -------------------------------

                         EXHIBIT A - AUTHORIZED SERVICES

Bank is authorized to use the services indicated below for the Fees listed in EXHIBIT B.

[ ]     The nBranch Service (described in EXHIBIT C)


        ------------------     ---------------   ------------    --------------
        nFront                 Date              Bank            Date


[ ]     The nHome Service (described in EXHIBIT C)


        ------------------     ---------------   ------------    --------------
        nFront                 Date              Bank            Date


[ ]     The nBusiness Service (described in EXHIBIT C)


        ------------------     ---------------   ------------    --------------
        nFront                 Date              Bank            Date



Options:

[ ]      nForm (10 frames)
[ ]      nBranch Site Map Construction
[ ]      Management Statistics Reporting
[ ]      Bill Payment
[ ]      Telephone Bill Payment
[ ]      Check Imaging - DSI
[ ]      Check Imaging - Greenway
[ ]      Employee Training Program
[ ]      Jump Start Marketing and Promotion Program
[ ]      Internet TV Site
[ ]      Other Special Services (Describe)

         -----------------------------------------------------

         -----------------------------------------------------

         -----------------------------------------------------

         ------------------     ---------------   ------------    --------------
         nFront                 Date              Bank            Date

                                EXHIBIT B - FEES

                             EXHIBIT C - THE SYSTEM
                        NBRANCH - INTERNET BRANCH SERVICE

                                                                                     CURRENT
                                                                                     FUNCTION
                                                                                     --------

1.   Bank Branding of Internet Site                                                      X

2.   7 Secure Product Services
         -    Checking                                                                   X
         -    Savings                                                                    X
         -    Certificate of Deposit                                                     X
         -    IRA                                                                        X
         -    Consumer/Commercial Loans                                                  X
         -    Mortgage Loans                                                             X
         -    Line of Credit                                                             X

3.   Additional Secure Product Service
         -    Guestbook                                                                  X

4.   Financial Calculators
         -    Loan                                                                       X
         -    Maximum Loan                                                               X
         -    College Planning                                                           X
         -    Mortgage                                                                   X
         -    Retirement                                                                 X

5.  Administration Site
         -    Guestbook Secure Database Management                                       X
         -    Products & Services Applications with Secure Database Management           X
         -    Products & Services Application Email Notifications                        X
         -    Products & Services - Update Rates and Terms                               X
         -    Password Maintenance Interface                                             X
         -    Audit Management                                                           X
               -  Bank can view pending or processed applications and who
                  approved/denied application                                            X
               -  Bank can view changes to products and services rates and
                  terms which are automatically logged into the secure database          X

6.   Email - The bank will be assigned one @banking.com email address. This              X
     "general" mailbox will forward all incoming mail to any/all bank specified email addresses

                             EXHIBIT C - THE SYSTEM
                     NHOME - ONLINE INTERNET BANKING SERVICE

                                                                                     CURRENT
                                                                                     FUNCTION
                                                                                     --------
9.   View Account Balances and Current Statement Transactions
     -   DDA/Savings                                                                     X
     -   CD/IRA                                                                          X
     -   Loans                                                                           X
     -   Line of Credit                                                                  X

10.  Internal Transfer of Funds between DDA, Savings, Loan and Line of Credit accounts, using ACH formatted file
     -   Immediate and Future Transfers                                                  X
     -   One Time and Recurring Transfers                                                X

11.  Pending Web Transfer and Bill Pay Transactions
     -   View, edit, delete future Web Transactions                                      X

12.  Bill Payment
     -   One Time, Future and Recurring Payments                                         X
     -   Payment Reporting                                                               X

13.  Custom Reports for Historical Transactions
     -   View customer account information for up to two years                           X

14.  Password Manager
     -   Secure log-in                                                                   X
     -   Create and change customer password information                                 X

15.  Personal Information
     -   View customer information file                                                  X

16.  PFM Downloads
     -   Microsoft Money(TM)                                                             X
     -   Quicken(TM)                                                                     X

14.  Online Help                                                                         X

15.  Online Banking Demo                                                                 X

16.  Bank Administration Site - nHome Functions
     -   Detailed Internet Branch Billing                                                X
     -   Billing System for nHome On Line Banking and Bill                               X
              Payment customers, using ACH formatted file
     -   nReach - Data Mining and Marketing module
                - Database Query Capability                                              X
                - Promotional E-mails to selected customers                              X

                             EXHIBIT C - THE SYSTEM
                        NBUSINESS ONLINE BANKING SERVICE

                                                                                     CURRENT             FUTURE
                                                                                     FUNCTION           FUNCTION
                                                                                     --------           --------

11.  View Account Balances and Histories
         -    DDA/Savings                                                                X
         -    CD/IRA                                                                     X
         -    Loans and Line of Credit                                                   X

12.  ACH formatted Transfers - Book Transfers, Drafts,  Disbursements, Direct
     Deposits between DDA, Savings, Loan, LOC accounts                                   X
         -    Immediate and Future Transfers                                             X
         -    One Time, Recurring Transfers and Pending Transfers                                            X
         -    View Historical Transfers                                                  X

13.  Bill Payment
         -    Immediate and Future Bill Payments                                         X
         -    One Time and Recurring Payments                                            X
         -    Pending Bill Payments                                                      X
         -    Historical Bill Payments                                                                       X

14.  User resources
         -    Online Payee Database                                                                          X
         -    Business Calculations                                                                          X
         -    Text Messaging                                                                                 X
         -    Categories & Journal Entries                                                                   X

15.  Balance Reporting
         -    View customer account information for up to two years                      X

16.  Multi-User permissions
         -    SuperUser sets up and controls subordinate members' functional             X
              access
         -    Secure log-in                                                              X
         -    Create and change customer password information                                                X
         -    Control account access and disbursement levels                                                 X

17.  Business application integration
         -    Microsoft Money, Quicken                                                   X
         -    Peachtree, Quick Books, Comma Delimited                                                        X

18.  Online Help                                                                                             X

19.  Virtual Status Requests - EFTPS (Electronic Federal Tax Payments), Stop
     Payments,  Wire Transfers
         -    Immediate and Future transactions (where applicable)                       X
         -    Recurring transactions                                                                         X
         -    Pending Transactions                                                                           X
         -    View Historical Transactions                                               X

20.  Additional Functions
         -    Cash Concentration                                                                             X
         -    Controlled Disbursements                                                                       X
         -    Cash Flow Manager / Daily Transaction Journal                                                  X
         -    ACH Version of EFTPS                                                                           X

                             EXHIBIT C - THE SYSTEM
                    NBUSINESS ONLINE BANKING SERVICE (CONT'D)


                                                                                     CURRENT             FUTURE
                                                                                     FUNCTION           FUNCTION
                                                                                     --------           --------

11.  Bank Administration Site - nBusiness Functions
         -    Set/Reset challenge code/Password for SuperUser                            X
         -    Flag accounts as Cash Management                                           X
         -    Audit Management
                  - Receive/respond to time-sensitive Virtual Status                     X
                  Requests (VSRs): Stop Pay, Wire Transfer, EFTPS
         -    Detailed Internet Branch Billing                                                               X
         -    Billing System for nBusinessSM Customers using ACH
                  formatted file
         -    nReach(SM) - Data Mining and Marketing module                                                  X
                  - Database Query Capability                                                                X
                  - Promotional e-mails to selected nBusinessSM                                              X
                  customers                                                                                  X
                  - Internet Branch Reporting
                                                                                                             X

                    EXHIBIT D -INTERNET BRANCH SPECIFICATIONS



1.       Home Page

         - Bank branding (logo)
         - Custom navigational controls
         - 3 scanned images or custom graphics

2.       Product and Services (28 sub-page maximum)
         - Bank branding (logo)
         - Custom navigational controls

3.       Bank Information and Contact Us (25 sub-page maximum)
         - Bank branding (logo)
         - Custom navigational controls
         - Up to 10 scanned images or 5 graphics

4.       Feature Product, Guestbook, Frequently Asked Questions (FAQ) and Search
         Engine
         - Bank branding (logo)
         - Custom navigational controls

Note: All Web site content must be submitted to nFront in an IBM Microsoft Word (.doc) or PC Text (.txt) Format. Also, a page can contain up to a maximum of 500 words of text.

                      EXHIBIT E - TECHNICAL SPECIFICATIONS



FILE TRANSMISSION COMPUTER

     1.  Pentium 75 Processor or greater PC
     2.  16 MB RAM or greater
     3.  28.8 BPS Asynch modem or greater
     4.  CD ROM drive
     5.  Monitor
     6.  Keyboard
     7.  Mouse
     8.  Dedicated analog telephone line for dialup connectivity
     9. PC must be housed in a secure area of the bank and be available to receive daily ACH files and transmit nightly balance files.


REQUIRED SOFTWARE

     1.  Microsoft Windows 95 Version 4.00.950 B or greater on CD ROM
     2.  Microsoft Plus!

                     EXHIBIT F - INSTALLATION, TRAINING AND
                          DAILY PROCESSING REQUIREMENTS



IMPLEMENTATION AND TRAINING SCHEDULE

1. Upon execution of this Agreement nFront will forward to Bank a copy of nFront's implementation manual.

2. At a mutually agreeable time following contract execution nFront will conduct a kick off meeting with bank personnel. The kick off meeting will be in the form of a conference call and will last approximately 2 hours. Bank must have Internet access at their location during the session. During this meeting the following topics will be discussed:

         -        nBranch
                  - Description of Web site content needed to begin work
                    (See Implementation Manual)
                  - Proposed graphic design for the Web site
         -        Setup Parameters for nHome
         -        Setup Parameters for nBusiness
         -        Proposed timelines for project completion with agreed-upon due dates ("Project Timeline")

3. By the due dates in the Project Timeline, Bank will provide nFront the nBranch Web site content, setup parameters for nHome, and setup parameters for nBusiness which are detailed in the Implementation Manual. Upon receipt of the Web site content and setup parameters, nFront will begin site construction based on the Project Timeline. If the bank fails to deliver the necessary Web site content and setup parameters by the due dates in the Project Timeline, nFront reserves the right to adjust the Project timeline based on the then-current nFront implementation schedule.

4. Bank will need to make available to nFront a primary and secondary "Internet Branch Manager." These individuals will be responsible for receiving and processing Web site product services, guest book entries and emails, updating product rates and terms and general administrative functions. nFront will conduct a training session prior to the bank completing the testing phase. This session will be in the form of a conference call and will last 2-3 hours. The bank must have Internet access at their location during the session. The session will include instruction on Web site administrative functions.

5. Upon completion of the nBranch Web site, Bank will be asked to sign nFront's Web Site Acceptance Agreement which stipulates the completion of the Web Site.

6. Bank will need to make available to nFront a primary and secondary test subject. These individuals will be responsible for testing the nHome and nBusiness products. nFront will conduct a training session prior to the testing phase. The session will be in the form of a conference call and will last 2-3 hours. The bank must have Internet access at their location during the session. The session will include instruction on application functions.

7. Upon completion of the testing phase, Bank will be asked to sign nFront's nHome and/or nBusiness Project Completion Acceptance Agreement stipulating the completion of the implementation.

                     EXHIBIT F - INSTALLATION, TRAINING AND
                          DAILY PROCESSING REQUIREMENTS




NBRANCH WEB SITE CHANGES

nFront will provide 3 hours of nBranch Web site changes monthly at no cost. All changes exceeding 3 hours monthly will be billed at nFront's standard hourly rate listed below. All requested changes must be submitted to nFront in writing. nFront will provide a good faith, non-binding estimate of hours needed to complete, cost if applicable and a delivery date.


                              Hourly Blocks       Cost per Hour
                              -------------       -------------

                              0 - 100             $ [++++]

                              101 - 200           $ [++++]

                              200 +               $ [++++]


DAILY PROCESSING

1. Bank's Data Center is responsible for verifying that account balance files for nHome and nBusiness have been sent to nFront from the Bank Data Center on a daily basis.

2. Bank's Data Center on a daily basis is responsible for retrieving and processing the ACH formatted file created by nFront for the Bank.

3. Bank is responsible for obtaining all proper authorizations for electronic funds transfers, including, but not limited to ACH drafts, ACH disbursements, direct deposits, stop pays, wire transfers, and EFTPS.

4. Bank is responsible for obtaining proper authorization from Bank's customer in order to process ACH drafts when billing the Bank's customer using nFront's end-user billing feature.

5.       For nBusiness:

         a.       Bank or Bank's Data Center must be the ACH originator; and
         b. Bank must maintain an Electronic Services Agreement with their customers regarding the acknowledgment and use of the Internet as a delivery channel for banking transactions. The agreement shall also document bank's procedure and requirements for each type of transaction; and
         c. Bank is responsible for verifying that the morning transaction "in-clearing" file(s) have been sent to nFront from the Bank or Bank's data center on a daily basis.

                        EXHIBIT G - BILL PAYMENT SERVICES


1. Bill Payment Services. Subject to the terms of the Agreement and this Exhibit, nFront will provide the Bill Payment Services listed herein through a third party processing agent ("Processing Agent"). nFront makes no representation, warranty or guaranty with respect to the performance of Services provided by the Processing Agent.

2. Terms of Bill Payment Services. nFront will provide Bill Payment Services to End Users upon the following conditions:

         (a) Eligibility. Only the following End Users shall be eligible to receive Bill Payment Services: (i) consumer demand deposit account holders ("Consumer Account Holders") or (ii) business demand deposit account holders ("Business Account Holders").
         (b) Transaction Cap. nFront shall not be obligated to forward for processing any transaction in excess of $9,999.00 (the "Transaction Cap"). nFront reserves the right to increase or decrease the Transaction Cap in its sole discretion and shall give Bank reasonable notice of any such increase or decrease.
         (c) Risk Reduction Measures. nFront or the Processing Agent may, from time to time, institute certain operating procedures to reduce credit risk and exposure ("Procedures"). Such measures may include, but are not limited to, pre-authorized drafts for Business Account Holders, verification of funds through ATM networks, separating debits from credit so that payments are not sent until good funds confirmations are received, and the like. Bank and all eligible End Users are subject to and shall conform to all such Procedures. nFront shall use commercially reasonable efforts to inform Customer in advance of the implementation of such risk-reduction procedures.

3. Fees and Expenses. Bank shall pay the bill payment fees listed on EXHIBIT B ("Bill Payment Fees"). nFront shall bill Bank all Bill Payment Fees incurred in the previous month. Payment by Bank is due within ten (10) days of receipt of the invoice.

4. Limitation of Damages. In addition to all other terms in the Agreement and is Exhibit, nFront's total exposure during the term of the Agreement for Business Account Holders is limited to a maximum loss of
         (i) $1,000.00 per business account that has been open with the Bank for less than one year and (ii) $2,500.00 per business account that has been open with the Bank for one year or longer. In no event shall nFront's total liability to Bank ever exceed the amount set forth in the Section of the Agreement entitled "Limitation of Liability."

5.       Bill Payment Services - Back-End Processing.
         (a) Accurate payment data, including End User account number and payment information, provided by End Users in files supplied to the Processing Agent will be taken through a batch interface from nFront each business day during the late evening hours (Day 0). The payment transactions will be processed the following day (Day 1) after the transaction was initiated by the End User. On Day 1, Processing Agent will initiate ACH debits and credits. Credits may be sent via check, electronic transmissions, or ACH to vendor payees. All debits and credits are sent on Day 1.
         (b) Processing Agent will handle Funds Transfer in accordance with End User payment instructions activated in accordance with paragraph 5(a). Processing Agent will supply and transmit to the sponsoring Bank payment information for debit against End User account. The initiation of this transfer occurs on Day 1. The End User account is debited on Day 2.
         (c) Processing Agent will handle End User inquiries regarding payments made on behalf of End User to Vendor payees. Customer Service is available from 7 a.m. to 7 p.m. Monday through Friday and Saturday from 8 a.m. to 5 p.m. Central Standard Time or as otherwise designated by Processing Agent.

         (d) From time to time Processing Agent may make changes to the system. nFront will notify Bank or Bank's Data Center in advance of any data changes.

                         EXHIBIT H - CONSULTING SERVICES

1. CONSULTING AND FEES. Pursuant to the terms and conditions of the Agreement and this Exhibit, (i) nFront will provide to Bank the consulting services described in the attached Schedule - Consulting Services Statement of Work ("Consulting Services"), and (ii) Bank will pay to nFront the Fees for the Consulting Services as set forth in the attached Schedule.

2. PROMOTIONAL MATERIALS. Except as otherwise provided herein, nFront reserves all rights, including but not limited to all copyrights, in and to all promotional materials and other works of authorship provided hereunder ("Materials"). Except as otherwise provided herein, Bank may not reproduce or copy the Materials.

3. LIMITED WARRANTY. For a period of sixty (60) days from the date of delivery to Bank, nFront warrants that: (i) the Consulting Services are performed in accordance with normal industry standards, and (ii) the media in which the Materials are embodied is free from material defects. OTHER THAN AS EXPRESSLY SET FORTH IN THIS SECTION 4, NFRONT DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES, CONDITIONS OR REPRESENTATIONS TO BANK WITH RESPECT TO THE CONSULTING SERVICES OR MATERIALS OR OTHERWISE REGARDING THIS ADDENDUM, WHETHER ORAL, WRITTEN, EXPRESS, IMPLIED OR STATUTORY. UNLESS SET FORTH IN THIS ADDENDUM, NO REPRESENTATION OR OTHER AFFIRMATION OF FACTS SHALL BE BINDING ON NFRONT (INCLUDING BUT NOT LIMITED TO ANY STATEMENT REGARDING PERFORMANCE OF THE CONSULTING SERVICES OR STATEMENT REGARDING THE QUALITY OF THE MATERIALS). WITHOUT LIMITING THE FOREGOING, NFRONT EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY, ACCURACY, OR FITNESS FOR A PARTICULAR PURPOSE REGARDING THE CONSULTING SERVICES OR MATERIALS OR OTHERWISE.

               SCHEDULE A - CONSULTING SERVICES STATEMENT OF WORK




                                      NONE